SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

BioDelivery Sciences International, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

November 22, 2017

Supplement to Proxy Statement

This Supplement provides updated information to the Proxy Statement, dated November 1, 2017 (the “Proxy Statement”), being used in connection with the 2017 Annual Meeting of Stockholders (the “Meeting”) of BioDelivery Sciences International, Inc. (the “Company”). The Proxy Statement was previously provided, or made available, to the stockholders of the Company and was mailed to stockholders of record of the Company as of October 27, 2017 (the “Record Date”). The Meeting is to be held at 11:00 a.m. on Thursday, December 7, 2017 at The Hilton Garden Inn, 3912 Arrow Drive, Raleigh, NC 27612. Only stockholders of record on the close of business of the Record Date are entitled to receive notice of and to vote at the Meeting.

THE PROXY STATEMENT AS ORIGINALLY PROVIDED CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Specifically, the Proxy Statement is hereby supplemented to add the following disclosure under Proposal 3 described in the Proxy Statement at the end of the first paragraph under the caption “Reasons for the Plan Amendment—2011 Plan Generally” (the “Supplemental Disclosure”). Proposal 3 is a proposal to approve an amendment to the Company’s 2011 Equity Incentive Plan (as amended, the “2011 Plan”) to, among other matters, increase the number of shares of Company common stock authorized for issuance under the 2011 Plan by 7,100,000 shares from 11,050,000 to 18,150,000). The Supplemental Disclosure is being added in order to disclose the approximate number of persons in each class of persons eligible to participate in awards under 2011 Plan.

The Supplemental Disclosure is as follows:

“The following persons are eligible to receive awards under the 2011 Plan pursuant to its terms (including awards which may be granted by reason of the increase in the 2011 Plan being proposed and voted on at the Meeting):

(i) Any individual employed by us or one of our affiliates (with the term “affiliates” being as defined in the 2011 Plan). As of the date of this Proxy Statement, there are approximately 99 such individuals, including our executive officers named elsewhere in this Proxy Statement;

(ii) Any non-employee director of our company or one of our affiliates (our current directors being named elsewhere in this Proxy Statement). As of the date of this Proxy Statement, there are 7 non-employee directors of our company;

(iii) Any consultant or advisor to us or one of our affiliates. As of the date of this Proxy Statement, no consultants or advisors have outstanding awards under the 2011 Plan; and

(iv) Any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy with us or one of our affiliates (and who would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to us or our affiliate). As of the date of this Proxy Statement, approximately 2 individuals are classified as prospective employees and directors of our company and there are no prospective officers, consultants or advisors.”

Other than the Supplemental Disclosure, there are no revisions to the Proxy Statement as originally provided.

Proxies

If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the Proxy Statement vote again. If you have not yet submitted a proxy, the Board of Directors of the Company urges you to vote by following the procedures described in the Proxy Statement.

The date of this Supplement is November 22, 2017